TSJ&A
================================================================================
Stephen Johnson & Associates, Inc.                  3650 Mansell Road, Suite 200

                                                       Alpharetta, Georgia 30022

                                                                  (770) 998-6491

July 8, 2002                                                  Fax (770) 998-6850



Mr. Lloyd Gunter
Baxley De Novo Bank Organizing Group

Folkston, Georgia 31537

Dear Lloyd:

The purpose of this letter is to outline the terms under which T. Stephen Johnson & Associates, Inc. ("TSJ&A") will provide consulting services to your group of organizers for the purpose of organizing a de novo bank in Baxley, Georgia.

1.   Description  of  Responsibilities
     ---------------------------------

     The general area of our responsibility will be to formulate the initial business plan, feasibility analysis, and orchestrate the regulatory process to seek approval of a bank charter and federal deposit insurance for the institution. More specifically, our responsibilities will include the following:

     (a) We will develop the business and supporting feasibility justification for the application to be submitted to the Office of the Comptroller of the Currency or the Georgia Department of Banking and Finance and the Federal Deposit Insurance Corporation for a charter for the de novo bank. Particular attention will be given to the justification provided in the application in terms of the institution serving the community needs and that justification will require analysis of demographic and economic data and presentation of the same to support the conclusion that a charter should be issued. The business plan for the bank will include the market of Appling County and the surrounding area.

     (b) We will assist you in formulating the capital structure for the institution, giving due consideration to regulatory standards. It will not be our responsibility to locate investors for the institution.

     (c) We will assist you in formulating the initial operating budget for the institution, including projections of balance sheet items, and income and expenses of operation.

     (d) We will assist each director/organizer in the preparation of his biographical and personal financial statement.


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Mr. Gunter
July 8, 2002
Page 2 of 3


     (e) We will orchestrate, prepare and file the regulatory applications, which will include the above referenced information. We will assist the organizing group in responding to all additional information requested by the regulators.

     (f)  We  will  attend  all  meetings  with  regulators  as  necessary.

     (g) We will assist in the development of any employment agreements as it relates to various regulatory issues.

     (h) In the event a bank holding company is needed in, we will prepare and file a bank holding company application with the Federal Reserve Bank and attend any meetings with the regulators which might be applicable and respond to the regulators request for additional information.

The above-described consulting services will continue through the time that the institution is granted its charter to open for business from its primary regulator and approval of the holding company formation.

2.   Compensation
     ------------

     TSJ&A will be compensated for the above described consulting services for a total consulting fee of $50,000 plus out-of-pocket expenses. The consulting fee will be payable in monthly installments of $10,000 for 5 months due on the first of each month. The initial installment will be due upon execution of this contract. In the event that the group decides to form a bank holding company an additional consulting fee of $5,000 will be due upon filing of the holding company application. The organizing group will reimburse documented out-of-pocket expenses, which include travel, long distance telephone, research materials, photocopy charges, overnight courier, etc. on a monthly basis. Out-of-pocket expenses are estimated not to exceed $5,000.

3.   Other  Ventures
     ---------------

     You acknowledge that TSJ&A regularly engages in the business of providing consulting services to all types of depository institutions, including those that are operational as well as those that are in the process of formation. Accordingly, although our responsibilities to you will include a responsibility not to disclose to other depository institutions confidential business information arising out of my involvement with your institution, we are not to be limited in continuing the services that we presently provide to other institutions, nor are we precluded from seeking to obtain other operating or to-be-organized institutions as clients for our consulting services. It will be our responsibility, however, to manage our various undertakings for different clients in order to comply with the needs of your institution for timely and thorough assistance from us.


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July 8, 2002
Page 3 of 3


If this letter accurately states the terms of the engagement between TSJ&A and the organizers, please sign in the space provided below and return to me.

Sincerely,


/s/ W. James Stokes
W. James Stokes
Senior Vice President


Agreed and accepted Date:

Date: September 4, 2002
      -------------------------

Spokesperson representing organizing group:


/s/ Lloyd Gunter, President-CEO
Southeast Community Investors, LLC
----------------------------------------------


Any notice or other communication required or permitted hereunder shall be deemed sufficiently given, if sent by registered or certified mail, postage and fees prepaid, addressed to the party to be notified as follows:


     (a)     If to consulting company:

             Mr. T. Stephen Johnson, President
             T. Stephen Johnson & Associates, Inc.
             3650 Mansell Road, Suite 200
             Alpharetta, GA 30022

     (b)     If to Organizers:

             c/o:     Lloyd Gunter
                      Southeast Community Investors, LLC
                      c/o Thompson Farm Supply, Inc.
                      382 E. Parker St.
                      Baxley, GA  31513


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